UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets
Item 3.03	Material Modification to Rights of Security Holders
     On December 21, 2007, Compass Group Diversified Holdings LLC (the “Company”), and Compass Diversified Holdings (the “Trust” and, together with the Company, collectively “CODI,” “us” or “we”), amended (the “Amendment”) the Amended and Restated Trust Agreement dated as of April 25, 2006, as amended on May 25, 2007 and September 14, 2007 (the “Trust Agreement”), of the Trust among the Company, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Regular Trustees named therein to provide for those provisions that are customary, necessary and useful for an entity treated as a partnership for federal income tax purposes as contemplated by the May 25, 2007 amendment and as approved by the shareholders of the Trust.
     The foregoing brief description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the Amendment itself, which is attached hereto as Exhibit 4.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
4.1 Third Amendment to the Amended and Restated Trust Agreement dated as of April 25, 2006, as amended on May 25, 2007 and September 14, 2007, of Compass Diversified Holdings among the Company, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Regular Trustees named therein.